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                                                                   EXHIBIT 10.27



             IN RE TOKOS MEDICAL CORPORATION SECURITIES LITIGATION

                          MEMORANDUM OF UNDERSTANDING

         This Memorandum of Understanding ("MOU") contains the principal terms of a settlement (the "Settlement") between Tokos Medical Corporation (Delaware), its wholly-owned subsidiary Tokos Medical Corporation, a California corporation, Robert F. Byrnes, Craig T. Davenport, and Nicholas A. Mione (collectively, "Defendants") and plaintiffs in the Tokos Medical Corporation Securities Litigation, United States District Court for the Central District of California (Santa Ana), Master File No. SACV-92-791-GLT ("the Action").

         1. This Settlement is conditioned upon the approval by the Tokos Board of Directors, which approval or lack thereof will be determined on or before July 26, 1995.

         2. On or before August 10, 1995, Defendants will pay or cause to be paid $5.0 million into an escrow account established by Milberg, Weiss, Bershad, Hynes & Lerach (the "Fund"), and subject to the jurisdiction of the Court. If the amount is not deposited into the Fund by August 10, 1995, then the $5.0 million will bear interest from July 26, 1995 at the rate of 7.25% per annum until the date deposited. All interest accruing on the Fund shall become part of the Fund from which the plaintiffs' and class claims, costs and attorneys' fees are to be paid and shall enure to the benefit of plaintiffs, the class and their counsel. The Settlement proceeds shall be allocated among plaintiffs and the class pursuant to a plan of allocation determined by plaintiffs' co-lead counsel, subject to the approval of the Court.

         3. Additionally, except as otherwise provided below, Defendants shall cause to be distributed, through Tokos' Transfer Agent, to plaintiffs and the class at a date to be determined by the parties (the "Date of Distribution") 689,655 shares of Tokos common stock. These shares shall have a minimum trading value of $7.25 per share (the "Value")





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calculated as the average closing price of Tokos common stock for the twenty
(20) trading days immediately prior to the 10th day preceding the Date of Distribution. In the event that the Value is less than $7.25, Defendants shall contribute additional shares such that the aggregate Value is $5,000,000. If the Value is between $7.25 and $9.25, Defendants shall distribute to plaintiffs and the class 689,655 shares. If the Value exceeds $9.25, then the number of shares will be reduced so that the number of shares multiplied by the Value equals $6,379,308.75. Notwithstanding anything else set forth herein, in lieu of the shares to be contributed by Defendants under this paragraph, Defendants may at their sole discretion choose to contribute to the Fund $5.0 million plus interest calculated at 7.25% per annum from July 26, 1995 to the date of payment of this amount.

                 The costs associated with the printing and mailing of share certificates by Tokos' Transfer Agent (but not including costs of its labor) shall be "costs" within the meaning of paragraph 2 hereof and shall, therefore, be paid out of the Fund.

         4. Any attorneys' fees and costs awarded plaintiffs' counsel by the Court shall be paid to plaintiffs' counsel immediately upon award, notwithstanding the existence of any timely filed objection thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to plaintiffs' counsel's several obligation to make appropriate refunds or repayments to the Settlement Fund plus interest at a rate to be agreed upon between the parties if, and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the fee or cost award is lowered.

         5. In consideration for the payments and/or contributed shares to the Fund described in paragraphs 2 and 3 above plaintiffs agree to the full and complete settlement of the Action, dismissal of the Action with prejudice and release of all claims against all Defendants in the Action (or their current and former employees, agents, attorneys,





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accountants, officers, directors, affiliates, insurers, or any of them) arising out of or relating in any way to the Action or any matter which could have been raised therein, including without limitation, claims under any federal securities laws, state securities laws and common law claims, known and unknown, that have been or could have been made in the Action based on or related to both (i) the purchase of Tokos common stock during the Class Period and (ii) any statements, actions or omissions of Defendants (or their current and former employees, agents, attorneys, accountants, officers, directors, affiliates, insurers or any of them) occurring during the Class Period. The release contemplated hereunder shall expressly waive and relinquish all rights and benefits afforded by Section 1542 of the California Civil Code or other statutes or common law principles of similar effect. The Defendants will provide a release of all class members and their counsel. Despite the fact that there has been extensive discovery in the Action, each party to this Settlement understands that the actual facts pertaining to the events alleged in the Action or otherwise relevant to the making of this Settlement may be different from what each Party believes to be true, and each Party hereby accepts and assumes the risk of the facts and assumptions turning out to be different and agrees that this Settlement shall be and remain in all respects effective and not subject to termination or rescission by virtue of any such difference.

         6. The Settlement will not be conditioned upon the obtaining of or any judicial approval of any releases between or among the Defendants and/or any third parties. No such releases will be contained in the Stipulation or referred to in the Final Judgment approving the Settlement, provided, however, that the Stipulation of Settlement shall require that the parties obtain an order barring claims for contribution or indemnity by or among all or any of the Defendants to the full extent permitted by the law including, without limitation, the





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decision in Franklin v. Kaypro, 884 F.2d 1222 (9th Cir. 1989), cert. denied,
498 U.S. 890 (1990).

         7. While retaining their right to deny liability, Defendants agree they will not assert in any public forum that the litigation was brought in bad faith. Similarly, plaintiffs agree not to assert in any public forum that any defense raised by the Defendants was raised in bad faith. The settling parties agree that the settlement payments (both cash and stock) and other terms of the Settlement were negotiated in good faith by the settling parties and reflect a Settlement that was reached voluntarily after consultation with experienced legal counsel.

                 A breach of this paragraph 7 shall not be a material breach for the purposes of paragraph 8.

         8. The Settlement will be non-recapture, i.e., it is not a claims-made settlement; provided, however, if class members holding more than 10% of the settlement eligible shares opt out of the Settlement, Defendants shall have the unilateral right to rescind the Settlement. The parties will execute a Supplemental Agreement (separate from the Stipulation of Settlement to be negotiated) providing this right to rescind to the Defendants. The Supplemental Agreement will not be filed with the Court unless a dispute arises concerning its interpretation and, in that event, it shall be filed and maintained with the Court under seal. The defendants have no ability to get back any of the settlement monies, except in the event the Court fails to approve the Settlement or the Defendants choose to rescind the Settlement as set forth above. In either event, the settlement funds plus interest accrued shall be returned to the respective payors of those funds, less the reasonable administrative costs incurred in sending notices to class members. Conversely, plaintiffs will have no right to withdraw from the Settlement, unless the Defendants (or any of them) breach a material term





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of the Settlement.  The settlement claims process will be administered by
Gilardi and Company and the defendants will have no involvement in reviewing or challenging claims.

         9. The parties will promptly memorialize the Settlement in a Stipulation of Settlement, and will jointly seek preliminary approval of the Settlement and approval of notice as soon as practicable.

         10. All costs of notice and expenses related to printing and mailing of all required notices to the members of the Class will be paid from the cash portion of the Settlement Fund.

         11.     This MOU may be executed in separate counterparts.

         AGREED TO ON THIS __ DAY OF JULY, 1995.

Dated: July 31, 1995              /s/ Anita Meley Laing
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                                  ALAN SCHULMAN
                                  MILBERG WEISS BERSHAD
                                  HYNES & LERACH

Dated: July 31, 1995              /s/ Steven J. Toll
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                                  STEVEN J. TOLL
                                  COHEN, MILSTEIN, HAUSFELD
                                  & TOLL

                                  Co-Lead Counsel for Plaintiffs


Dated: July 31, 1995              /s/ Glenda Sanders
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                                  ROBERT E. CURRIE
                                  LATHAM & WATKINS

                                  Counsel for the Defendants





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